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                                                                    EXHIBIT 10.8

                          TRADEMARK LICENSE AGREEMENT

     THIS AGREEMENT is made and entered this 1st day of April 1998 (hereinafter the "Effective Date"), by and between ZD COMDEX & FORUMS INC., a subsidiary of ZD Inc., a corporation organized and existing under the laws of the State of Delaware, located at 300 First Avenue, Needham, Massachusetts (hereinafter referred to as "Licensor"), and SOFTBANK FORUMS KK, a corporation organized and existing under the laws of Japan, located at 24-1 Nihonbashi-Hakozakicho Chuo-ku, Tokyo, 103 Japan (hereinafter referred to as "Licensee").

     WHEREAS, Licensor is the owner of the tradenames, trademarks, servicemarks and registrations thereof listed on Schedule A, which may be amended from time to time by mutual consent of the parties (the "Marks");

     WHEREAS, Licensee desires to obtain a license from Licensor to use the
Marks in connection with Licensee's trade shows and seminars to be known as "COMDEX/Japan", "NetWorld + Interop Japan", "Windows NT Intranet Solutions
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Tokyo", "Seybold Seminars Tokyo , "Object World Japan and still to be determined
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"New Business" events" and held annually in greater Tokyo area, Japan.
---------------------

     NOW THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:

1.   Term.
     ----

     1.1 Subject to the provision of Article 10 herein, this Agreement shall be for an indefinite term, but, in any event, shall be co-terminous with that certain agreement between the parties entitled "Agreement to Produce COMDEX/Japan, NetWorld + Interop Japan, Windows NT Intranet Solutions Tokyo, Seybold Seminars Tokyo and Object World Japan" of even date herewith (the "Agreement to Produce") and shall terminate immediately upon any termination of such agreement.

2.   Territory.
     ---------

     2.1 Territory shall mean Japan (location of the Events).

3.   Grant of License.
     ----------------

     3.1 Subject to the provisions of this Agreement, Licensor grants to Licensee, and Licensee accepts, an exclusive, nontransferable, personal license to use the Marks in the Territory solely in connection with the organization, production, management and promotion of the above listed Events. Licensee shall have the right to enter into sublicenses (a) only with the prior written approval of Licensor;
         (b) only with any of the subsidiaries or affiliates of SOFTBANK Corp. and (c) only for the purposes for which Licensee has been granted a license hereunder. No permitted sublicense agreement may extend beyond the term of this Agreement.

4.   Payment.
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     4.1 Licensee shall pay to Licensor as a licensee fee royalties in the amount of ten percent ( 10% ) of the Gross Revenues from each of the above Events. "Gross Revenues" shall mean all revenues generated by each of Events, from worldwide sources - to include booth space sales revenues, event marketing revenues, conference and seminars revenues, attendee revenues and other. The payment of such fees to ZDCF in respect of any Event held during any fiscal year of the Licensee shall be due within sixty (60) following the end of such fiscal year.

5.  Accounting and Auditing.
    -----------------------

     5.1 Within sixty (60) days following the end of each quarterly period after the Effective Date, during the Term, Licensee shall provide Licensor (at his request) with a written statement setting forth Licensee's forecast for each of the Events and its Event-related revenues and expenses during such quarterly period and a calculation of the royalty based thereon. Within sixty (60) days after any expiration of this Agreement, Licensee shall provide Licensor such a statement for the last whole or partial quarterly period during the Term. Each such statement shall be accompanied by the remittance to Licensor of the royalties shown to be due thereby.

     5.2 Upon five (5) days' notice to Licensee, Licensor, at its own expense, shall have the right at any time during regular business hours, not more frequently than twice annually, to have a qualified accountant selected by Licensor audit the records of Licensee to the extend necessary to verify Licensee's statements and payments of royalties. Licensee shall cooperate with an assist Licensor's accountant for the purpose of facilitating such audit. If, as a result of such audit, Licensor's accountant determines that the amount of royalties due was greater than the amount reported by Licensee in a quarterly statement furnished pursuant to Section 5.1, Licensor shall promptly furnish to Licensee a copy of the report of its accountant setting forth the amount of the deficiency showing, in reasonable detail, the basis upon which such deficiency was determined.

6.   Quality Standards.
     -----------------

     6.1 Licensee agrees that the nature of quality of: (1) all services rendered and goods produced, sold or distributed by Licensee in connection with the Marks; and (2) all related advertising, promotional, and other related uses of the Marks by Licensee shall confirm to standards set by, and be under the control of, Licensor. All such uses shall require prior written consent by Licensor. Any different usage also shall require written consent by Licensor.

     6.2 Licensee agrees to cooperate with Licensor in facilitating Licensor's control of the nature and quality of goods and services rendered by Licensee in connection with the license granted hereunder, to permit reasonable, periodic inspection of Licensee's operations, at reasonable times and with reasonable notice, and to supply Licensor with details of all uses of the Marks upon request. Licensee shall comply with applicable laws and regulations and obtain all appropriate governmental approvals pertaining to the production, distribution, and sale and promotion of goods and services rendered by Licensee in connection with the Marks.

7.   The Marks.
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     7.1 Licensee shall include the Marks on or with all Events-related products and materials sold or distributed under the Marks and shall include all notices and legends with respect to the Marks as are or may be required by applicable law or which may be reasonably requested by Licensor.

     7.2 Licensee acknowledges the ownership of the Marks by Licensor, agrees that it will do nothing inconsistent with such ownership, and that all use of the Marks by Licensee and all goodwill developed therefrom shall inure to the benefit of and be on behalf of Licensor. Licensee agrees that nothing in this Agreement shall Licensee any right, title, or interest in the Marks other than the right to use the Marks other than the right to use the Marks in accordance with this Agreement and Licensee agrees that it will not challenge the title of Licensor to the Marks or challenge the validity of this Agreement.

8.   Infringement.
     ------------

     8.1 Licensee shall notify Licensor promptly of any actual or threatened infringements, imitations, or unauthorized use of the Marks by third parties of which Licensee becomes aware. Licensor shall have the sole right, at its expense, to bring any action on account of any such infringements, imitations, or unauthorized use, and Licensee shall cooperate with Licensor, as Licensor may reasonably request, in connection with any such action brought by Licensor. Licensor shall retain any and all damages, settlement and/or compensation paid in connection with any such action brought by Licensor.


9  Indemnification.
-  ---------------

     9.1 Licensee, at its expense, shall defend and indemnify, and save and hold Licensor harmless from and against any and all liabilities, claims, causes of actions, suits, damages, including without limitation, suits for personal injury or death of third parties, and expenses, including reasonable attorney's fees and expenses, for which Licensor becomes liable, or may incur or be compelled to pay be reason of Licensee's activities in Japan or breach of the terms of this Agreement, including but not limited to: (a) claims of infringement of any intellectual property right; or (b) product liability suits by direct or indirect


10  Relationship of the Parties.
--  ---------------------------

     10.1 The relationship of Licensee to Licensor is that of an independent contractor and neither Licensee nor its agents or employees shall be considered employees or agents of Licensor. This Agreement does not constitute and shall not be construed as constituting a partnership or joint-venture or grant of a franchise between Licensor and Licensee. Licensee shall not have the right to bind Licensor to any obligations to third parties.

11  Assignment.
--  ----------

     11.1 This Agreement may be assigned by Licensor but shall not be assigned or transferable by Licensee except in accordance with the provisions of Section hereof, and any attempted assignment by Licensee not so in accordance with Section 3.1 shall be void and shall constitute a breach of the obligations of Licensee hereunder.

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12  Notices.
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    12.1 Any notice, demand, waiver, consent, approval, or disapproval
         (collectively referred to as "notice") required or permitted herein shall be in writing and shall be given by prepaid registered or certified mail, with return receipt requested, by facsimile transmission with confirmation receipt, or by recognized overnight delivery courier service, such as Federal Express, addressed to the parties at their respective addresses set forth above or at such other address as a party may thereafter designate in writing to the other party. A notice shall be deemed received on the date of receipt.

13  Applicable Law.
    --------------

    13.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., without regard to principles of conflicts of laws.

14  Modification, Amendment, Supplement, or Waiver.
    ----------------------------------------------

    14.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, promises, representations, understandings, and negotiations, whether written or oral.

    14.2 No modification, amendment, supplement to or waiver of this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by both of the parties of this Agreement. A waiver by either party of any of the terms or conditions of this Agreement in any one instance shall not be deemed a waiver of such terms or conditions in the future.

     IN WITNESS THEREOF, the parties hereby have caused this Agreement to be duly executed on the Effective Date.


     LICENSOR:                                  LICENSEE:
     --------                                   --------

     ZD COMDEX & FORUMS Inc                     SOFTBANK Forums KK


     _________________________                  ______________________
     By:  Charles D. Forman                     By: Hiroyuki Sugano
          Chief Legal Officer                       Vice President

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                                  SCHEDULE A:


                     LISTING OF MARKS REGISTERED IN JAPAN:


(1)  "COMDEX" trademark - registered with proper authorities in Japan.

(2)  "OBJECT WORLD" trademark - registered with proper authorities in Japan.

(3) "NetWorld + Interop" trademark - registered with proper authorities in Japan.

(4) "Windows NT Intranet Solutions" trademark - registered with proper authorities in Japan.

(5) "Seybold Seminars" trademark - registered with proper authorities in Japan.

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